Exhibit 10.9

SHARE TRANSFER AGREEMENT

relating to

LONGTOP INTERNATIONAL HOLDINGS LIMITED

by and among

LONGTOP FINANCIAL TECHNOLOGIES LIMITED,

WORLD LONGEVITY TECHNOLOGY AND SCIENCE FOUNDATION LIMITED,

SHUANGJIAN CHEN,

YUFENG LIANG,

NEIL FITZGERALD,

and

LONGTOP INTERNATIONAL HOLDINGS LIMITED

Dated as of January 3, 2007

SHARE TRANSFER AGREEMENT

THIS AGREEMENT is made and entered into as of January 3, 2007 (the “Closing Date”), by and among LONGTOP FINANCIAL TECHNOLOGIES LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 412947) whose registered office is located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“LTBVI”), SHUANGJIAN CHEN, a United States citizen (“Chen”), YUFENG LIANG, a citizen of the People’s Republic of China (“Liang”), NEIL FITZGERALD, a Canadian citizen (“Fitzgerald”), WORLD LONGEVITY TECHNOLOGY AND SCIENCE FOUNDATION LIMITED, a company incorporated under the laws of the British Virgin Islands (No. 1060074) whose registered office is located at, OMC Chambers, P. O. Box 3152, Road Town, Tortola, British Virgin Islands (“World Longevity”), and LONGTOP INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (No. 1011843) whose registered office is located at P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Company”).

WHEREAS, the Parties to this Agreement (other than World Longevity) are parties to that certain Subscription and Shareholders Agreement dated as of February 28, 2006 (the “Original Agreement”); and

WHEREAS, pursuant to the Original Agreement: (1) LTBVI, Chen, Liang and Fitzgerald owned collectively 100% of the issued share capital of the Company and (2) the Company and Fitzgerald owned collectively 100% of the issued share capital of LTICAN; and

WHEREAS, by instruments of transfer dated December 18, 2006, Chen and Liang transferred all of their right, title and interest in the issued share capital of the Company owned by them to World Longevity (the “Chen/Liang Transfer”); and

WHEREAS, following the Chen/Liang Transfer, and currently (prior to the LTBVI Share Transfer effected pursuant to this Agreement): (1) LTBVI, World Longevity and Fitzgerald own collectively 100% of the issued share capital of the Company; and (2) the Company and Fitzgerald own collectively 100% of the issued share capital of LTICAN;

WHEREAS, the Selling Shareholders (as defined below) wish to sell to LTBVI, and LTBVI wishes to purchase from the Selling Shareholders, all of the Selling Shareholders’ right, title and interest in and to the Shares (as defined below);

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) Capitalized terms used but not defined in this Agreement but defined in the Original Agreement shall have the meanings assigned thereto by the Original Agreement.

(b) As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall mean this Share Transfer Agreement, together with the Schedules hereto, as modified, supplemented or amended from time to time.

“Encumbrance” shall mean any mortgage, charge, pledge, lien, equities, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

“Governmental Authority” shall mean any country or any provincial, state or political subdivision thereof and any administration, agency, court, commission or other authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock or commodities exchange or other quasi-governmental entity established to perform such functions.

“Group” shall mean the Company, LTICN, LTIUS, and LTICAN; “Group Company” shall be construed as any member of the Group, and “Group Companies” shall be construed accordingly.

“LTICN” shall mean Longtop International (PRC), a company incorporated under the laws of the PRC.

“LTIUS” shall mean Longtop International Inc., a Delaware corporation.

“LTICAN” shall mean Longtop International Incorporated, an Ontario corporation.

“Ordinary Shares” shall mean ordinary shares of the Company with a par value of US$0.01 each, as provided in the Articles of Association.

“Parties” shall mean LTBVI, Chen, Liang, Fitzgerald and the Company and their respective successors and permitted transferees in accordance with the terms of this Agreement.

“Preferred Shares” shall mean convertible preferred shares of the Company with a par value of US$0.01 each, as provided in the Articles of Association.

“Selling Shareholders” shall mean each and both of World Longevity and Fitzgerald.

“Selling Shareholder Parties” means each and all of World Longevity, Fitzgerald, Chen and Liang.

“Shares” means (a) the Ordinary Shares, Preferred Shares and any other share capital of the Company; and (b) any share capital, securities, shares or other equity interests of any kind of LTICAN.

Section 1.2. Principles of Construction. All references to Articles, Sections, Schedules and Exhibits are to articles, sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to “$” shall be to United States dollars, the lawful currency of the United States.

ARTICLE II

THE COMPANY; SHARE TRANSFER

Section 2.1. Company and its Subsidiaries. The Parties acknowledge and agree that: (a) the corporate particulars of the Group Companies at the time the Original Agreement was executed and through the time immediately prior to the Chen/Liang Transfer are as set out in Schedule 1-A and Schedule 2 of this Agreement; (b) the corporate particulars of the Group Companies following the Chen/Liang Transfer and through the time immediately prior to the LTBVI Share Transfer are as set out in Schedule 1-B and Schedule 2 of this Agreement; (c) the record ownership of the Company’s share capital immediately prior to the LTBVI Share Transfer is as set out in Schedule 1-B of this Agreement; (d) the corporate structure of the Group existing immediately prior to the Chen/Liang Transfer is as set out in Schedule 3-A of this Agreement; (e) the corporate structure of the Group following the Chen/Liang Transfer and existing immediately prior to the LTBVI Share Transfer is as set out in Schedule 3-B of this Agreement; and (f) the corporate structure of the Group upon and resulting from the LTBVI Share Transfer is as set out in Schedule 3-C of this Agreement.

Section 2.2. Share Transfer. Each of the Selling Shareholders does hereby sell, transfer, convey, assign and set over (“Transfer”) to LTBVI, and LTBVI does hereby purchase and acquire from each such Selling Shareholder, all of such Selling Shareholder’s right, title and interest in and to any and all Shares. The foregoing Transfer is referred to herein as the “LTBVI Share Transfer.”

Section 2.3. Purchase Price. In consideration of the LTBVI Share Transfer and the other provisions herein, LTBVI shall pay to the Selling Shareholders an amount not less than $2,364,466 and not more than $5,911,165 in the aggregate (the “Purchase Price”) subject to Sections 2.4 and 2.5, Schedule 2.4, and to the other provisions of this Agreement.

Section 2.4. Form and Timing of Purchase Price Payment. The Purchase Price shall be payable as follows: (a) LTBVI shall pay $2,364,466 to the Selling Shareholders in cash at Closing (the “Closing Payment”); (b) LTBVI shall pay up to a maximum amount of $3,546,699, in cash and/or by issuance of LTBVI Shares (as defined on Schedule 4-2) upon achievement of certain financial milestones, all as set forth on Schedule 4-2 (such additional consideration as described in this clause (b), the “Post-Closing Consideration”). The Purchase Price payable to the Selling Shareholders shall be paid pro rata in accordance with their respective ownership of the Shares being Transferred hereunder, as set forth in more detail on Schedule 4-1.

Section 2.5. Conditions to Issuance of LTBVI Shares. Each of the Selling Shareholder Parties: (I) acknowledges and recognizes that (a) any LTBVI Shares to be issued would be offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the US Securities Act of 1933, as amended (the “Securities Act”), including Regulation D promulgated thereunder and any applicable US state securities laws, and may not be resold in the absence of such registration of the availability of an exemption therefrom; (b) the offering and sale of the LTBVI Shares have not been reviewed and approved by the United States Securities and Exchange Commission or by any state securities authority, and any representation to the contrary is a criminal offense; and (c) there may be no public market for the LTBVI Shares and each Selling Shareholder may therefore be required to maintain the investment in the LTBVI Shares indefinitely; and (II) represents that he or it is making the investment in the LTBVI Shares for his own account and not with a view to resale or distribution of the LTBVI Shares or any portion thereof. In addition to the foregoing, if the LTBVI Shares are issued prior to the first underwritten public offering of LTBVI’s Common Stock, then as a condition to the issuance of any LTBVI Shares to any Selling Shareholder, LTBVI may require that such Selling Shareholder execute and deliver a shareholders’ agreement containing reasonable and customary restrictions (in the reasonable judgment of LTBVI) on the transfer of such LTBVI Shares by such Selling Shareholder (a “Shareholders’ Agreement”).

Section 2.6 Closing. The closing of the LTBVI Share Transfer and the other matters contemplated hereby (the “Closing”) is being held in Boston, Massachusetts, on the Closing Date, and shall be effective at 12:01 a.m. on such date. Simultaneously herewith, the Parties are preparing, executing or delivering the documents listed on Schedule 5 (the “Closing Documents”). Each Selling Shareholder Party further agrees that following the Closing, he or it will promptly execute and deliver or cause to be promptly executed and delivered any further documents, instruments or agreements requested by LTBVI to vest fully in the LTBVI all of ‘s right, title and interest in and to the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Selling Shareholders Parties does hereby jointly and severally represent and warrant to LTBVI as follows:

Section 3.1 Authority. Each Selling Shareholder Party has all requisite power and authority to execute, deliver and perform this Agreement and the Closing Documents to which he or it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Closing Documents to which each Selling Shareholder Party is a party constitute valid and binding obligations of such Selling Shareholder Party and enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

Section 3.2 Ownership of Shares.

(a) The information set forth in Section 2.1 is true, correct and complete in all respects.

(b) World Longevity is owned 100% by Chen and Liang. No other person or entity holds any share capital, securities, shares or other equity interests of any kind of World Longevity, nor does any person or entity have any warrants, options, contracts or any other rights to acquire the same.

(c) The Chen/Liang Transfer: (1) did not violate and will not violate any law, statute, regulation order, ruling, writ, judgment, injunction or decree of any Governmental Authority; (2) did not conflict and or will not conflict with, and did not result and will not result in a breach of or default under, and was effected in full compliance with, the organization or charter documents of the Company (including the Original Agreement); (3) did not result and will not result in the imposition of any Encumbrance on any Shares; and (4) did not result and will not result in a breach or default under any contract to which World Longevity, Chen, Liang or the Company is subject. No consent, authorization, or approval from, or registration or filing with, any Governmental Authority or other third party was or is required to be obtained or made by or with respect to World Longevity, Chen, Liang or the Company in connection with the Chen/Liang Transfer. As a result of the Chen/Liang Transfer, World Longevity acquired all right, title and interest of Chen and Liang in and to any Shares free of all Encumbrances.

(d) Immediately prior to the LTBVI Share Transfer, the Selling Shareholders are the sole holders of record and sole beneficial owners of the Shares identified as owned by them on Schedule 1-B of this Agreement, in each case free and clear of any Encumbrance and with all rights to vote and Transfer such Shares without any restrictions. As a result of the LTBVI Share Transfer: (1) LTBVI has acquired all of the Selling Shareholders’ right, title and interest in and to any Shares, in each case free and clear of any Encumbrance and with all rights to vote and Transfer such Shares without any restrictions; (2) LTBVI is the sole owner of any and all Shares and the Company is a wholly-owned subsidiary of LTBVI; and (3) the Company is the sole owner of LTICAN, and LTICAN is a wholly-owned subsidiary of the Company.

Section 3.3. No Violation. Neither the execution and delivery by any Selling Shareholder Party of this Agreement or the Closing Documents to be executed by such Selling Shareholder Party, nor the consummation by such Selling Shareholder Party of the transactions contemplated hereby or thereby: (1) violates or will violate any law, statute, regulation order, ruling, writ, judgment, injunction or decree of any Governmental Authority applicable to such Selling Shareholder Party or the Company; (2) conflicts or will conflict with, or results or will result in a breach of or default under, the organization or charter documents of the Company (including the Original Agreement); (3) results or will result in the imposition of any Encumbrance on the Shares; or (4) results or will result in a breach or default under any contract to which such Selling Shareholder Party is subject. No consent, authorization, or approval from, or registration or filing with, any Governmental Authority or other third party (not obtained or made as of the date hereof) is required to be obtained or made by or with respect to such Selling Shareholder or the Company in connection with the LTBVI Share Transfer.

ARTICLE IV

COVENANT NOT TO COMPETE OR SOLICIT

Section 4.1. Covenant Not to Compete. Each Selling Shareholder Party agrees that he or it (as applicable) shall not, directly or indirectly during the Restricted Period accept employment with or enter into any contract for services with any person, firm or company which is in competition with any member of the Group, or otherwise carry on or be concerned or interested and whether as principal, shareholder, director, partner, employee, agent or otherwise (except as a shareholder in a public listed company holding not more than one percent (1%) of the issued share capital in such public company) or engage directly or indirectly in any business which may compete with the business carried on by the Group. As used above the term “Restricted Period” means the period beginning on the date hereof and ending upon the fifth anniversary of the date hereof.

Section 4.2. Covenant Not to Solicit. Each of the Selling Shareholder Parties also covenants that he or it (as applicable) shall not during the Restricted Period solicit or interfere with or endeavor to entice away from the Group any person, firm or company who has been or shall be in the habit of dealing with any members of the Group and with whom such Selling Shareholder Party has had personal contact (including but not limited to actual and potential customers), or induce or seek to induce any employee of any member of the Group to leave its service.

Section 4.3. Reasonableness of Provisions. While the restrictions contained in this Article IV are considered by the Parties hereto to be reasonable in all the circumstances, it is recognized that restriction of the nature in question may fail for unforeseen technical reasons and accordingly, it is agreed and declared that, if the restrictions contained in this Article IV will, when taken together, be adjudged by any court of competent jurisdiction to go beyond what is reasonable in all the circumstances for the protection of the Group’s business, the goodwill of the Company and the legitimate interests of the Group, but would be adjudged reasonable if part or parts of the wording thereof were deleted or modified, the said restrictions shall apply with such deletions or modifications, as the case may require, and the provisions of this Article IV will take effect accordingly.

Section 4.4. Independence of Provisions. The Parties acknowledge and agree that the covenants of the Selling Shareholder Parties in this Article IV are being given in connection with and as part of the LTBVI Share Transfer hereunder, and are separate and independent from any other non-compete, non-solicit or other covenants that the Selling Shareholder Parties may give the Company, the Group or any of their respective affiliates, including without limitation any such covenants which are given as part of any employment arrangements between any Selling Shareholder Party and the Company, the Group or any of their respective affiliates. All such covenants shall be considered separate and independent obligations for all purposes, and shall not be construed as amending or superseding one another.

ARTICLE V

CONSENT AND WAIVER; TERMINATION OF ORIGINAL AGREEMENT

Section 5.1. Consent and Waiver. The Parties acknowledge and agree that: (a) any and all consents or approvals of the Parties required under the Original Agreement in connection with the execution and delivery of this Agreement, the Chen/Liang Transfer or the LTBVI Share Transfer, including without limitation under Article VIII of the Original Agreement, are hereby deemed given by each of the Parties; and (b) to the extent that the execution and delivery of this Agreement or the LTBVI Share Transfer violates or is inconsistent with any provision of the Original Agreement, including without limitation under Article VIII of the Original Agreement, such violation or inconsistency, and the Parties’ rights under the Original Agreement with respect thereto, are hereby waived; provided, however, that notwithstanding the foregoing in no event shall this Section 5.1 operate as a waiver of any rights that LTBVI may have as a result of any breach of the representations or warranties of the Selling Shareholder Parties under Article III of this Agreement.

Section 5.2. Termination of Original Agreement. The Parties agree that the Original Agreement is hereby terminated, provided, however, that the following sections or articles of the Original Agreement shall survive and continue notwithstanding such termination: Sections 6.2, 6.3, 7.3, 10.4, Article XII, and Article XIII (excluding Section 13.3).

ARTICLE VI

INDEMNITY; DISPUTE RESOLUTION

Section 6.1. Indemnity. Each Selling Shareholder Party hereby agrees jointly and severally to indemnify, defend and hold harmless LTBVI, its Affiliates and their respective employees, officers, directors, stockholders, partners and representatives from and against any losses, assessments, claims, damages, liabilities, costs and expenses (including without limitation attorneys’ fees and disbursements) which arise out of or relate to any misrepresentation in, breach of or failure to comply with, any of the representations, warranties, covenants or agreements of the Selling Shareholder Parties contained in this Agreement or any other of the Closing Documents. The representations and warranties of the Selling Shareholder Parties under this Agreement shall survive the Closing.

Section 6.2. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with its International Arbitration Rules. The arbitration shall be the sole and exclusive forum for resolution of such dispute, controversy or claim, and the award rendered shall be final and binding. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

Section 6.3. Procedures.

(a) The number of arbitrators shall be 3, one of whom shall be appointed by the Party asserting a claim against the other Party or Parties, one of whom shall be appointed by the Party or Parties (acting together), as the case may be, against whom a claim has been asserted, and the third of whom shall be selected by mutual agreement, if possible, within thirty days of the selection of the second arbitrator and thereafter by the administering authority. In the event the Party against whom a claim has been asserted fails to appoint the second arbitrator within 20 days after the first arbitrator is appointed by the Party asserting a claim, then the administering authority shall select the second and third arbitrators.

(b) The language of arbitration shall be the English language and any foreign language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitration shall be held in New York City.

(c) Any award of the arbitrators (i) shall be in writing, (ii) shall state the reasons upon which such award is based and (iii) may include an award of costs, including reasonable attorney’s fees and disbursements.

(d) The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

(e) Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved. Any Party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile or similar writing and overnight express mail or courier delivery, but excluding ordinary mail delivery) and shall be given to the address or facsimile number set forth in this Agreement hereto or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties in the manner provided in this Section.

If to LTBVI,
Address:	Chuangxin Buildings, Tower A, 15th Floor
Xiamen Software Park
Xiamen, 361005
PRC
Fax no.:	(86) 592-239-8222
Attn.:	Ms. Chen Ni

With a copy to:

Goulston & Storrs, PC
400 Atlantic Avenue
Boston, MA 02110
USA
ATTN: Daniel R. Avery, Esq.
Fax no:	(617) 574-7566

If to the Company,
Address:	Chuangxin Buildings, Tower A, 15th Floor
Xiamen Software Park
Xiamen, 361005
PRC
Fax no.:	(86) 592-239-8222
Attn.:	Ms. Chen Ni

With a copy to:

Goulston & Storrs, PC
400 Atlantic Avenue
Boston, MA 02110
USA
ATTN: Daniel R. Avery, Esq.
Fax no:	(617) 574-7566

If to Chen,
Address:	331 Bala Terrace W
West Chester, Pennsylvania 19380
Phone no.:	(610) 383-6818

If to Liang,
Address:	98 Warwick Rd.
West Windsor, NJ 08550
Phone no.:	(732) 718-1402
Fax no.:	(609) 799-6588

If to Fitzgerald,
Address:	353 Soudan Ave
Toronto, ON, Canada
M4S 1W6 Canada
Phone no.:	(646) 765-3653

If to World Longevity, c/o Chen at the address above.

All such notices, requests and other communications shall be deemed received (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, and (ii) if given by overnight express mail or courier delivery or any other means permitted by this Section, when received; provided, however, that if the date of receipt hereunder is not a Business Day, the notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.2. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is executed by each of the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties; provided, however, that no Selling Shareholder Party may directly or indirectly assign or transfer any of his or its rights or obligations hereunder (including, in the case of World Longevity, a change in its ownership from that set forth in Section 3.2(b)) without the prior written consent of LTBVI.

Section 7.4. Conflict with Articles of Association. In the event of any conflict between the Articles of Association and this Agreement, the provisions of this Agreement shall prevail.

Section 7.5. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and any such term or provision to the extent determined to be invalid, illegal or unenforceable shall be replaced by a valid, legal and enforceable provision that comes as close as possible to carrying out the. intent and effect of the defective term or provision.

Section 7.6. Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement into full effect.

Section 7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

Section 7.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The English language text of this Agreement shall prevail over any translation thereof.

Section 7.9. Headings Descriptive. The headings of the several articles and sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 7.10. Name References. The Parties acknowledge that any references within this Agreement or the other Closing Documents to “Eric Liang,” “Liang, Yufeng” or derivations of the same are references to Liang (i.e., Yufeng Liang) and that any references within this Agreement or the other Closing Documents to “Steve Chen” or “Chen, Shuangjian” or derivations of the same are references to Chen (i.e., Shuangjian Chen).

Section 7.11. Integration. This Agreement (including the Schedules hereto, which are incorporated herein and made an integral part hereof) and the other agreements among two or more parties hereof relating to the subject matter hereof constitute the entire and only agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements commitments or understandings, whether written or verbal, that the Parties hereto or thereto may have had with respect to the subject matter thereof.

IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

LONGTOP FINANCIAL TECHNOLOGIES LIMITED

By	/s/ Weizhou Lian
Name:
Title:	CEO

WORLD LONGEVITY TECHNOLOGY AND SCIENCE FOUNDATION LIMITED

By	/s/ Shuangjian Chen
Name:
Title:	Chairman

/s/ Shuangjian Chen
SHUANGJIAN CHEN

/s/ Yufeng Liang
YUFENG LIANG

/s/ Neil Fitzgerald
NEIL FITZGERALD

[Signatures Continue on Next Page]

LONGTOP INTERNATIONAL HOLDINGS LIMITED

By	/s/ Weizhou Lian
Name:
Title:	Director

Schedule 1-A

Corporate Information of the Company Upon Formation and Prior to Chen/Liang Transfer

1.	Name of company	Longtop International Holdings Limited

2.	Company no.	1011843

3.	Place of incorporation	British Virgin Islands

4.	Date of incorporation	February 21, 2006

5.	Registered address	P.O. Box 3444, Road Town, Tortola, British Virgin Islands

6.	Director(s)	Wai Chau Lin
Ling Liu
Shuangjian Chen
Yufeng Liang
Ka Hiu Kung

7.	Shareholdings	Authorized share capital: 50,000,000 Ordinary Shares of US$0.01 par value each and 10,000,000 Preferred Shares of US$0.01 par value each

Issued share capital: 9,000,000 Ordinary Shares of US$0.01 par value each and 3,000,000 Preferred Shares of US$0.01 par value each

Shareholder(s)	Ordinary Shares	Preferred Shares
Longtop Financial Technologies Limited	3,150,000	3,000,000
Shuangjian Chen,	2,370,000
Yufeng Liang,	1,740,000
Neil Fitzgerald	1,740,000

	9,000,000	3,000,000

8.	Subsidiary(ies)	Longtop International (PRC)
Longtop International Inc. (Delaware)
Longtop International Incorporated (Canada)(50%)

Schedule 1-B

Corporate Information of the Company Following Chen/Liang Transfer and Prior to

LTBVI Share Transfer

The information set forth in paragraphs 1 though 6, inclusive, and paragraph 8, of Schedule 1-A remain unchanged and are incorporated herein by reference.

Shareholdings:	Authorized share capital: 50,000,000 Ordinary Shares of US$0.01 par value each and 10,000,000 Preferred Shares of US$0.01 par value each

Issued share capital: 9,000,000 Ordinary Shares of US$0.01 par value each and 3,000,000 Preferred Shares of US$0.01 par value each

Shareholder(s)	Ordinary Shares	Preferred Shares
Longtop Financial Technologies Limited	3,150,000	3,000,000
World Longevity Technology and Science Foundation Limited	4,110,000
Neil Fitzgerald	1,740,000

	9,000,000	3,000,000

Schedule 2

Corporate Information of the Company’s subsidiaries

Longtop International (PRC)

1.	Name of company	Longtop (Xiemen) Software Limited

2.	Place of incorporation	PRC

3.	Date of incorporation	March 31, 2006

4.	Form of investment	wholly-foreign owned enterprise

5.	Registered address	Unit 206, No. 289
Jiang Tou Tai Wan Street
Hu Li District
Xiamen
P. R. China

6.	Director(s)	Zhao Wei
Miao Ji
Tang Zuo Ji

7.	Legal representative:	Zhao Wei

8.	Registered capital	$500,000
Registered owner: Longtop International Holdings Limited

10.	Subsidiary(ies)	None

Longtop International Inc.

1.	Name of company	Longtop International Inc.

2.	Place of incorporation	Delaware, United States

3.	Date of incorporation	February 22, 2006

4.	Form of investment	common stock

5.	Registered address	1209 Orange Street
Wilmington, DE 19801
Agent: The Corporation Trust Company

6.	Director(s)	Sidney X. Huang
Yufeng Liang
Neil Fitzgerald

7.	Registered capital	1,000 shares of common stock of US$0.01 par value per share

		Registered owner:	Longtop International Holdings Limited

8.	Subsidiary(ies)	None

Longtop International Incorporated (Ontario)(50% interest)

1.	Name of company	Longtop International Incorporated

2.	Place of incorporation	Ontario, Canada

3.	Date of incorporation	April 19, 2006.

4.	Form of investment	Common Stock

5.	Registered address	58 Centre Ave, Toronto, ON, Canada, M2M 2L5

6.	Director(s)	Yufeng Liang; Neil FitzGerald

7.	Registered capital	Unlimited shares of one class
		Registered owners:	Longtop International Holdings Limited (50%)

Neil Fitzgerald (50%)

8.	Subsidiary(ies)	None

Schedule 3-A

Corporate Structure of the Group Prior to Chen/Liang Transfer

Schedule 3-B

Corporate Structure of the Group Following the Chen/Liang Transfer and Prior to Share Transfer

Schedule 3-C

Corporate Structure of the Group Following the LTBVI Share Transfer

Schedule 4-1 and Schedule 4-2

Purchase Price Payments

Reference is made to the Share Transfer Agreement dated as of January 3, 2007 (the “Agreement”). Capitalized terms used but not defined in Schedule 4-1 and Schedule 4-2 shall have the meanings set forth in the Agreement.

Schedule 4-1

Allocation of Closing Payment

The Closing Payment is being allocated amongst the Selling Shareholders as follows:

Name of Selling Shareholder	Percentage Of Company	Percentage of Selling Shareholders’ Holdings	Amount of Closing Payment*
World Longevity	34.25%	70.25%	$1,661,189
Neil Fitzgerald	14.50%	29.75%	$703,277
TOTAL:	48.75%	100%	$2,364,466

*	Reflects rounding of numbers; actual closing payments may vary within a range of $1.00.

Any Post-Closing Consideration payable to the Selling Shareholders pursuant to Schedule 4.2 shall be made in accordance with the respective percentages set forth under the heading “Percentage of Selling Shareholders’ Holdings” in the table above (such allocation, the “Post-Closing Allocation”).

Schedule 4-2

Post-Closing Consideration

I. Introduction. The Post Closing Consideration shall consist of (a) contingent, post-closing consideration payable with respect to the Company’s EDBITA performance for 2007 (the “2007 Post-Closing Consideration”) and (b) contingent, post-closing consideration payable with respect to the Company’s EDBITA performance for 2008 (the “2007 Post-Closing Consideration”); all as set forth in this Schedule 4-2.

II. Calculation of Post Closing Consideration.

A. Formula for Determination. The 2007 Post-Closing Consideration and the 2008 Post-Closing Consideration, respectively, shall be the result of the following formula

A times (B divided by C)

where:

A = $1,182,233 for purposes of calculating the 2007 Post-Closing Consideration and is $2,364,466 for purposes of calculating the 2008 Post-Closing Consideration;

B = EBITDA of the Company for fiscal year 2007 for purposes of calculating the 2007 Post-Closing Consideration, and is EBITDA of the Company for fiscal year 2008 for purposes of calculating 2008 Post-Closing Consideration;

C = $607,225 for purposes of calculating the 2007 Post-Closing Consideration and is $4,201,168 for purposes of calculating the 2008 Post-Closing Consideration;

provided, however, that in no event shall the 2007 Post-Closing Consideration exceed $1,182,233 and in no event shall the 2008 Post-Closing Consideration exceed $2,364,466. By way of illustration only, if the Company’s EBITDA for 2007 were $500,000, then the 2007 Post-Closing Consideration would be $973,472 (i.e., $1,182,233 times .8234)

B. Standard of Calculation. For purposes of the foregoing, EBITDA shall be determined in accordance with US GAAP, and shall include EBITDA of any wholly owned subsidiaries of the Company (including those subsidiaries acquired by acquisition).

III. Allocation and Timing of Post-Closing Consideration.

The 2007 Post-Closing Consideration, if due and owing, shall be paid in the form of shares of LTBVI’s common shares (“LTBVI Shares”) at an agreed-upon value of $9.65 per share (the “Stated Value”); such issuance shall be allocated amongst the Selling Shareholders in accordance with the Post-Closing Allocation. The 2008 Post-Closing Consideration, if due and owing, shall be allocated amongst the Selling Shareholders in accordance with the Post-Closing Allocation and shall be paid as follows: (a) the portion of the 2008 Post-Closing Consideration payable to World Longevity pursuant to the Post-Closing Allocation shall be paid as follows: 71.168% of any such portion shall be paid in the form of LTBVI Shares at the Stated Value in cash, and the remaining 28.832% of any such payment shall be paid in cash; and (b) the portions of the 2008 Post-Closing Consideration payable to Neil Fitzgerald pursuant to the Post-Closing Allocation shall be paid as follows: 50% of any such portion shall be paid in cash, and 50% of any such payment shall be paid in the form of LTBVI Shares at the Stated Value.

IV. General Provisions Applicable to Post-Closing Consideration

A. Certification and Determination of Post-Closing Consideration.

1. Preparation of EBITDA Statement. With respect to each of 2007 and 2008, LTBVI shall prepare and deliver to the Selling Shareholders within 60 calendar days following LTBVI’s receipt from its outside accountants of financial statements for the Company for 2007 and 2008, respectively (but by no later than February 28, 2008 with respect to 2007 and no later than February 28, 2009 with respect to 2008) a statement (the “EBITDA Statement”), calculated pursuant to Paragraph II, above, and which sets forth: (i) the EBITDA for such year; and (ii) a computation of the Post-Closing Consideration, if any, with respect to such year.

2. Disagreement With EBITDA Statement. If the Selling Shareholders dispute in good faith the computations within either EBITDA Statement they may give written notice to LTBVI of the dispute (a “Dispute Notice”) as quickly as reasonably practicable but in any event within 60 calendar days after its receipt of such EBITDA Statement. If the Selling Shareholders do not so give a Dispute Notice within such time period, the calculation of the Post-Closing Consideration within the EBITDA Statement shall be deemed to have been accepted and agreed by the Selling Shareholders, subject as set forth below.

3. Dispute Resolution. If the Selling Shareholders submit a Dispute Notice to LTBVI as aforesaid, LTBVI and the Selling Shareholders shall work together in good faith to seek to resolve any matters set forth in such Dispute Notice. If LTBVI and the Selling Shareholders are unable to resolve any disagreement between them within 30 calendar days after the Selling Shareholders’ receipt of a Dispute Notice from LTBVI, the items in dispute (and only the items in dispute) shall be referred for determination to the Arbitrator (as defined below) as promptly as practicable. Each of LTBVI and the Selling Shareholders will use reasonable efforts to cause the Arbitrator to render their decision as soon as practicable. Neither party will disclose to the Arbitrator, and the Arbitrator will not consider for any purpose, any settlement negotiations, offers, and/or counteroffers, whether written, verbal, or in any other form, made by either party. As part of the resolution of all outstanding disputes, the parties will cause the Arbitrator to prepare a statement of EBITDA and the Post-Closing Consideration for the applicable year, determined in accordance with Paragraph II, above (the “Arbitration EBITDA Statement”). As used above, the term “Arbitrator” shall mean either one arbitrator or an arbitration panel chosen by mutual agreement of the Selling Shareholders and LTBVI, provided, however that if both parties do not agree on the Arbitrator, then the Selling Shareholders shall chose an arbitrator and LTBVI shall choose an arbitrator, and those two arbitrators shall jointly appoint a third arbitrator, and such third arbitrator shall be the Arbitrator hereunder. Each of the Selling Shareholders and LTBVI agree to appoint an arbitrator pursuant to the foregoing proviso clause, if the Selling Shareholders and LTBVI do not otherwise agree upon the Arbitrator as aforesaid. The Arbitrator shall resolve each item in dispute as described above in accordance with the rules of the American Arbitration Association, and any and all hearings and meetings of the Arbitrator shall be held in New York City. The parties agree that the Arbitrator shall have substantial experience in financial accounting for software companies, but, subject to the foregoing, need not be members of a firm of independent public accountants.

4. Cooperation. LTBVI and the Selling Shareholders shall cooperate with each other and with each other’s authorized representatives in connection with the preparation and review of the EBITDA Statement, the Arbitration EBITDA Statement or any Dispute Notice.

5. Expenses. With respect to the fees and expenses of the Arbitrator in connection with their preparation of any Arbitration EBITDA Statement and their determination of Aggregate EBITDA and the Purchase Price Adjustment, the Selling Shareholders and LTBVI will each pay  1/2 of any such fees and expenses.

6. Selling Shareholder Party Agent. Each Selling Shareholder Party hereby appoints Yufeng Liang (the “Agent”) as his or its (as applicable) agent, representative and attorney-in-fact to act on his or its (as applicable) behalf for all matters arising under the Agreement, including this Schedule 4-2, and the Agent covenants that he shall act in such capacity, including without limitation with respect to the sending of any Dispute Notice as set forth above. Accordingly, LTBVI shall be entitled to rely on actions, notices, communications or agreements from or with the Agent as being from or with the Agent for and on behalf of all Selling Shareholder Parties.

B. Offset; No Waiver. Any Post-Closing Consideration shall be paid within thirty (30) days following the final agreement or determination of the same in accordance with the foregoing provisions. In addition to the foregoing, but without limiting in any way any other rights or remedies of LTBVI, LTBVI shall have the absolute right to offset, against any payment of Post-Closing Consideration, any amount due to LTBVI from the Selling Shareholder Parties or any claim of LTBVI against the Selling Shareholder Parties (including without limitation any such amounts or claims under Section 6.1 of the Agreement). For purposes of any such offset, LTBVI shall be entitled to not issue, or to cancel, LTBVI Shares, and the Stated Value of the LTBVI Shares shall be deemed to be the applicable amount attributable thereto. In addition to the foregoing, the Selling Shareholder Parties agree and acknowledge that any such offset shall not constitute a waiver or discharge of any other claims that LTBVI may have under this Agreement or otherwise.

C. Business Control. Nothing in this Schedule 4-2 or otherwise in the Agreement shall restrict or impair the Company’s ability to undertake any and all business activities, or to forego the same, all in its sole discretion and judgment, regardless of whether or to what extent any of the foregoing may impact the Company’s EBITDA.

III. Provisions Relating to LTBVI Shares.

A. Conditions to Issuance. Notwithstanding anything herein to the contrary, in addition to the preceding provisions of this Schedule 4-2, each Selling Shareholder shall only be eligible for and entitled to receive any LTBVI Shares (if otherwise due hereunder) if such Selling Shareholder shall have previously entered into Shareholders’ Agreement, if so requested by LTBVI.

B. Restrictions. LTBVI shall be entitled to place such legends, notations or other restrictions on or with respect to the LTBVI Shares, or any share certificates, registries, stock ledgers or other indicia thereof, to reflect the restrictions described above in its discretion.

*    *    *

Schedule 5

Closing Documents

General

1.	Share Transfer Agreement

Transfer of Shares of the Company

1.	Resolutions in writing of the directors of the Company.

2.	Resolutions in writing of the shareholders of the Company.

3.	Instrument of transfer in respect of 4,110,000 shares owned by World Longevity together with original share certificate in the name of World Longevity.

4.	Instrument of transfer in respect of 1,740,000 shares owned by Neil Fitzgerald together with original share certificate in the name of Neil Fitzgerald.

5.	Letters of resignation as directors of the Company from each of Wai Chau Lin, Ling Liu, and Shuangjian Chen (i.e., all directors other than Yufeng Liang)

6.	Letter of appointment as director of the Company from Lian Weizhou.

7.	Resolutions in writing of the directors of World Longevity.

8.	Resolutions in writing of the directors of LTBVI

9.	Authorisation letter to Portcullis TrustNet (BVI) Limited authorise Conyers Dill & Pearman and Codan Trust (B.V.I.) Limited to instruct the agent in respect of the matters the subject of this Agreement.

Transfer of shares of LTICAN

1.	Share transfer documents executed by Neil Fitzgerald, with original share certificates

2.	Director resolutions approving the transfer

Other Materials

1.	Certified charter documents for Longtop International Inc. (Delaware)

2.	Certified charter documents for Longtop International Incorporated (Canada)